Exhibit 10.1

FIRST AMENDMENT
TO EMPLOYMENT AGREEMENT

This First Amendment (the “Amendment”) to that certain Employment Agreement made and entered into effective as of August 11, 2014 by and between Sprint Corporation, a Delaware corporation, on behalf of itself and any of its subsidiaries, affiliates and related entities, and Raul Marcelo Claure (the “Agreement”) is entered into and effective as of November 10, 2014. Certain capitalized terms shall have the meaning ascribed to them in the Agreement.

WITNESSETH:

WHEREAS, the Executive and the Company desire to amend the Agreement as provided herein; provided, however, that the amendment will be administered so as to not result in any additional costs to the Company.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Executive hereby agree Section 5(a) of the Agreement shall be amended as provided below (double underline showing addition and strikethrough showing deletion):

1.	Benefits.

(a)
… In addition, during the Employment Term the Executive shall be permitted, but not required, to use Company aircraft for business or personal travel; provided, however, that the Executive will pay the full incremental cost (but not the fixed costs) associated with any personal use of Company aircraft (with such cost for personal trips calculated in accordance with the provisions of §§ 91.501(b)(6), 91.501(c)(1), and 91.501(d) of the Federal Aviation Regulations), except with respect to up to six hours of flight time on one or more round-trip domestic or international flights per month ~~to Miami~~ for the Executive and his family and/or guests (which hours to the extent unused will be carried over to the next month). …

In all other respects, the terms, conditions and provision of the Agreement shall remain the same.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by an officer pursuant to the authority of its Board, and the Executive has executed this Amendment, as of the day and year first written above.
SPRINT CORPORATION

/s/ Sandra Price
By: Sandra J. Price,
    Senior Vice President - Human Resources

EXECUTIVE

/s/ R. Marcelo Claure
R. Marcelo Claure